UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 13, 2009

Desert Capital REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

0-51344	20-0495883

(Commission File Number)	(IRS Employer Identification No.)

1291 W. Galleria Drive, Suite 200, Henderson, Nevada	89014

(Address of Principal Executive Offices)	(Zip Code)

(800) 659-3849

(Registrant's Telephone Number, Including Area Code)

NONE.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

3MO, LLC (“3MO”), an indirect wholly owned subsidiary of Desert Capital REIT, Inc. (the “Company”), entered into a Lease (the “Lease”) with Vegas Valley Food & Beverage, LLC (“Vegas Valley”) effective as of November 16, 2009.

The Lease covers certain land and a building owned by 3MO and located in Las Vegas, Nevada (the “Premises”) as well as all tangible and intangible assets used in connection with the operation of the business at the Premises.  The Lease has a term of four years commencing on November 16, 2009, the effective date of the Lease.  Base rent payable under the Lease by Vegas Valley is equal to $40,000 per month.  In addition to base rent, Vegas Valley is also required to pay monthly percentage rent in an amount equal to 30% of the Net Profits (as such term is defined in the Lease) generated from Vegas Valley’s business operations at the Premises.  On the first anniversary of the commencement date of the Lease, Vegas Valley is also required to pay 3MO $100,000 as additional rent.  The Lease is a triple net lease with Vegas Valley also being responsible for payment of all insurance, taxes, repairs and maintenance and utilities.  Pursuant to the terms of the Lease, Vegas Valley has been granted an option to purchase the Premises, beginning on the first date of the Lease and ending ninety (90) days prior to the end of the term.  If Vegas Valley exercises the purchase option, the purchase price for the Premises shall be $10,000,000.  During the term of the Lease, if 3MO desires to sell or convey the Premises, or any portion thereof, to a third party, Vegas Valley has a right of first refusal to purchase all or such portion of the Premises on terms no less favorable than those offered by the third party.

3MO and Vegas Valley also entered into an Addendum to the Lease stating that the parties will enter into a Management Agreement pursuant to which Vegas Valley will manage the business at the Premises and be responsible for all expenses incurred in connection with the operation of the business at the Premises.

Item 3.01                      Material Modification to Rights of Security Holders.

On November 13, 2009, the Board of Directors of the Company adopted an Amended and Restated Limited Right of Redemption Upon Death of a Stockholder by the Estate of the Stockholder Plan (the “Redemption Plan”).  The Redemption Plan places the following limitations on the Company’s obligation to redeem shares of the Company’s common stock upon the death of any registered owner of shares of common stock:

•	The Company will only redeem shares with a total redemption price of up to $100,000 per natural person on a one time basis.
•	In any one calendar year, the Company will only redeem shares for an aggregate redemption price of $2,000,000.
•	The annual aggregate redemption limitation is not cumulative.
•	The Company will only redeem shares four times each year.
•	The Company’s obligation to redeem any shares is subject to its availability of cash for such purpose as determined by the Board of Directors of the Company and the requirements of applicable law.
•	The Board of Directors of the Company may amend or suspend this limited right of redemption.

In order to redeem shares under the Redemption Plan, the Company’s transfer agent must receive:

•	A written request for redemption signed by the personal representative or surviving joint tenant(s) of the registered owner within 180 days of the death of the registered owner;
•	Notice of the number of shares to be redeemed;
•	Appropriate evidence of death and ownership of such shares at death; and
•	Appropriate evidence of the authority of such personal representative or surviving joint tenant(s) to sell the shares.

Any redemption will be made in cash. If the Company is then conducting an offering of common stock, the redemption price will be the current offering price or the actual purchase price, whichever is less, plus accrued and unpaid dividends. During periods when the Company is not engaged in an offering of common stock, the redemption price will be the net asset value as of the end of the most recent fiscal quarter as determined by our Board of Directors.

Any shares that are not redeemed in any period because the aggregate limitation discussed above, will be held for redemption in subsequent periods until such shares are redeemed.

The Redemption Plan will become effective 30 days from the date of adoption.

The Company is currently not making redemptions under the Redemption Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 19, 2009

DESERT CAPITAL REIT, INC.

By:   /s/  Todd B. Parriott
Todd B. Parriott
Chief Executive Officer